UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 27, 2013

AZZ incorporated

(Exact name of registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Museum Place

3100 West 7th Street, Suite 500

Fort Worth, Texas 76107

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 810-0095

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2013, Mr. David H. Dingus, Director, President, and Chief Executive Officer of AZZ incorporated, a Texas corporation (the “Company”), died from unexpected complications related to pancreatic cancer. The Board of Directors of the Company (the “Board”) has appointed Mr. Dana L. Perry, the Company’s Senior Vice President of Finance and Chief Financial Officer, to serve as interim President and Chief Executive Officer of the Company, and Mr. Perry will exercise the powers and perform the duties of such offices until the Board appoints a successor.

Information required by Items 401 and 404 of Regulation S-K concerning Mr. Perry, and information regarding the plans, contracts and arrangements between the Company and Mr. Perry, can be found in the Company’s Proxy Statement for its 2013 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on June 3, 2013, which is attached incorporated herein by this reference.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On October 28, 2013, AZZ issued a press release announcing the death of Mr. Dingus. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report.

Exhibit No.	Description
99.1	Press Release issued by AZZ incorporated dated October 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2013	AZZ incorporated (Registrant)

	By:	/s/ Dana L. Perry
Dana L. Perry
Interim President and Chief Executive Officer
Senior Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by AZZ incorporated dated October 28, 2013.

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